U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2020
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 27, 2020, L. Heath Sampson, the President and Chief Executive Officer and a director of Advanced Emissions Solutions, Inc. (the "Company"), submitted his resignation as an officer and director of the Company and the Board of Directors of the Company (the "Board") accepted such resignation. The effective date of his resignation as President and Chief Executive Officer is June 30, 2020 and the effective date of his resignation as a director is June 16, 2020, the date of the Company’s next annual stockholders meeting.
On March 27, 2020, the Board appointed Greg P. Marken, the Company's current Chief Financial Officer, Treasurer and Secretary as interim President and Chief Executive Officer, effective as of July 1, 2020.
Mr. Marken has served as the Company's Chief Financial Officer and Treasurer since March 1, 2018. Previously, he was the Company's Chief Accounting Officer, a position he held from June 2016 until his appointment as the Company's Chief Financial Officer. Mr. Marken has served as the Company's Secretary since August 2016. Mr. Marken joined the Company in January 2015 as the Director of SEC Reporting and Technical Accounting. Prior to joining the Company, Mr. Marken held various positions, including Senior Manager, assurance services, at Ernst & Young, LLP from 2005 through 2015. He received his BBA in accounting and MS in finance from Texas A&M University. Mr. Marken is a CPA.
In connection with Mr. Sampson's resignation, the Company has agreed to enter into a Release of Claims and Separation Agreement (the "Settlement Agreement") that will be effective following the effective date of Mr. Sampson's resignation as an officer. Under the terms of the Settlement Agreement, upon his resignation, Mr. Sampson will receive (a) $525,000, an amount equal to one year’s salary, and (b) a target bonus of $262,500, payable on December 31, 2020, contingent upon achievement by the Company in 2020 of a performance objective previously set by the Compensation Committee of the Board. In addition, all of Mr. Sampson's unvested restricted stock awards and the maximum attainable shares on Mr. Sampson's outstanding performance stock units will immediately vest upon the effectiveness of the Settlement Agreement. The Settlement Agreement also provides for the payment of 12 months’ of medical, dental, and vision benefits of Mr. Sampson. Under the Settlement Agreement, Mr. Sampson will release the Company from any claims and liabilities.
A copy of the Company's press release announcing Mr. Sampson's resignation and the appointment of an interim replacement is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 1, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg P. Marken
Greg P. Marken
Chief Financial Officer

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